NEWS RELEASE                                    FOR IMMEDIATE RELEASE


FOR:  Mylan Laboratories Inc.                   For Further Information
           1030 Century Building                CONTACT:  Patricia Sunseri
           Pittsburgh, PA  15222                412-232-0100

                         Mylan Announces Succession Plan

Pittsburgh, PA - July 18, 2002 - Mylan Laboratories Inc. (NYSE:MYL) today announced that effective September 1, 2002, Robert J. Coury, 41, will become Chief Executive Officer of Mylan Laboratories and Louis J. DeBone, 56, will become President and Chief Operating Officer.

Mylan's Chairman of the Board and current Chief Executive Officer Milan "Mike" Puskar, who co-founded Mylan in 1961, will continue as Chairman of the Board of Directors and its Executive Committee with ongoing responsibility for the development and implementation of Board policies, as well as long-range strategic planning.

"We have long felt it was a priority for Mylan to identify the next generation of leaders for our company," said Mr. Puskar. "We have been fortunate to find that talent in Robert Coury and Lou DeBone. It is my strong personal belief that they are the right people to lead Mylan."

Mr. Coury has consulted with Mylan on a variety of topics since 1995. Mr. Coury was appointed to the Mylan Board of Directors on February 1, 2002 and has served as Vice Chairman since March 1, 2002.

Mr. Coury was the principal of Coury Consulting L.P., Pittsburgh, PA, a corporate strategy advisory firm he formed in 1989. He earned a Bachelor of Science in Industrial Engineering from the University of Pittsburgh in 1984.

Mr. DeBone joined Mylan in 1976 and has held a variety of positions with the Company, initially in Mylan Pharmaceuticals Inc., the generic division, where he served as Penicillin Plant Manager; Director of Manufacturing; Vice President of Quality Control; and Vice President of Operations. In January 2001, Mr. DeBone was named President and Chief Operating Officer of Mylan Pharmaceuticals. He has also served as a Senior Vice President of Mylan Laboratories for the last several years.

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Early  in his  career,  Mr.  DeBone  held  positions  with  Bell  Pharmaceutical
Corporation and Lederle Laboratories, a division of American Cyanamid. He received his Bachelor of Science degree in Pharmacy from Duquesne University in 1968.

Additionally, C.B. "Sonny" Todd, acting President and COO will be retiring effective September 1, 2002. Mr. Todd returned from retirement to accept the responsibilities of President and COO for Mylan Laboratories until a successor was named to assume these positions.

Mylan expressed its gratitude to Mr. Todd for his leadership during this time as well as his previous years of service and contributions to the company.

Mr. Todd will remain a member of the Mylan Board of Directors and a member of the Executive Committee.

Mylan Laboratories Inc., is a leading pharmaceutical company that develops, manufacturers and markets generic and proprietary prescription pharmaceutical products. The company markets an extensive line of generic products through three business units, Mylan Pharmaceuticals Inc., Mylan Technologies Inc., and UDL Laboratories, Inc. and branded products through its Bertek Pharmaceuticals Inc. subsidiary. For more information, visit www.mylan.com

To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking statements regarding our anticipated financial results and estimates, business prospects and products in research and under going development, all of which involve substantial risks and uncertainties. Such risks and uncertainties are not predictable or quantifiable; consequently, should known or unknown risks or uncertainties materialize, or should our assumptions or estimates prove inaccurate, actual results could differ materially from those expressed or implied by such forward-looking statement. For further details and a discussion of such risks and uncertainties, we encourage you to read Forward-looking Statements found in our Annual Report on Form 10-K for the fiscal year ended March 31, 2002, and in our periodic reports on Forms 10-Q and 8-K (if any).

We assume no obligation to update any forward-looking statements presented here today, whether as a result of new information, future events or otherwise.

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